Exhibit 5.1
June 11, 2010
GeoEye, Inc.
21700 Atlantic Boulevard
Dulles, VA 20166
     Re:      GeoEye, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
     I am counsel to GeoEye, Inc., a Delaware corporation (the “Company”), and have acted in such capacity in connection with the registration of 1,450,000 shares of Common Stock (the “Shares”) pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as to the validity of the Shares.
     As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     I am opining herein only as to the General Corporation Law of the State of Delaware, and I express no opinion with respect to any other laws.
     Subject to the foregoing, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and, upon issuance, delivery and payment therefor will be validly issued, fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.
     I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the heading “Restrictions.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder

Very truly yours,
/s/ William Lee Warren
Senior Vice President, General Counsel and Corporate Secretary